UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2012

Forest City Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio	44113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

A copy of the press release referenced under Item 8.01 of this Current Report on Form 8-K is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On June 28, 2012, Forest City Enterprises, Inc. (the “Company”) issued a press release announcing that it priced $125 million aggregate principal amount of additional 7.375% Senior Notes Due 2034 (the “Notes”) to be issued in an underwritten public offering at a price per Note of $24.1078, including accrued interest from May 1, 2012 (the “Offering”). The Company also announced that it granted the underwriters a 30 day option to purchase up to an additional $18.75 million aggregate principal amount of the Notes to cover overallotments, if any. Subject to customary closing conditions, the Offering is expected to close on or about July 3, 2012.

The Company intends to use the net proceeds from this offering to redeem a portion of its outstanding 7.625% Senior Notes Due June 1, 2015. Pending application of the net proceeds, the net proceeds will be held in an escrow account and invested in short-term, investment grade, interest-bearing securities.

The Notes will be offered and sold under the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 on December 9, 2011 (Registration No. 333-178389) (the “Registration Statement”), which became effective upon filing. A preliminary prospectus supplement and final prospectus supplement related to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Printed copies of the prospectus supplement relating to this Offering, when available, and the accompanying prospectus may also be obtained by requesting copies from Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Barclays Capital Inc. by calling Morgan Stanley & Co. LLC toll free at 1-866-718-1649, calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, or calling Barclays Capital Inc. toll free at 1-888-603-5847.

The Company is filing herewith the following exhibits to its Registration Statement:

1.

Underwriting Agreement, dated June 28, 2012, by and among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., acting as representatives of the several underwriters named therein;

2.	Form of Note;

3.	Opinion of General Counsel of Forest City Enterprises, Inc.;

4.	Opinion of Thompson Hine LLP (as to New York law); and

5.	Computation of Ratio of Earnings to Fixed Charges.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.		Description

1.1	-

Underwriting Agreement, dated June 28, 2012, by and among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., acting as representatives of the several underwriters named therein.

4.1	-	Form of Note.

5.1	-	Opinion of General Counsel of Forest City Enterprises, Inc.

5.2	-	Opinion of Thompson Hine LLP (as to New York law).

12.1	-	Computation of Ratio of Earnings to Fixed Charges.

23.1	-	Consent of General Counsel of Forest City Enterprises, Inc. (included in Exhibit 5.1).

23.2	-	Consent of Thompson Hine LLP (included in Exhibit 5.2).

99.1	-	Press release dated June 28, 2012, announcing the pricing of the Company’s public offering of Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

By: /s/ ROBERT G. O’BRIEN
Name: Robert G. O’Brien
Title: Executive Vice President, Chief Financial Officer

Date: June 29, 2012

EXHIBIT INDEX

Exhibit No.		Description

1.1	-

Underwriting Agreement, dated June 28, 2012, by and among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., acting as representatives of the several underwriters named therein.

4.1	-	Form of Note.

5.1	-	Opinion of General Counsel of Forest City Enterprises, Inc.

5.2	-	Opinion of Thompson Hine LLP (as to New York law).

12.1	-	Computation of Ratio of Earnings to Fixed Charges.

23.1	-	Consent of General Counsel of Forest City Enterprises, Inc. (included in Exhibit 5.1).

23.2	-	Consent of Thompson Hine LLP (included in Exhibit 5.2).

99.1	-	Press release dated June 28, 2012, announcing the pricing of the Company’s public offering of Notes.